                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-8 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 11, 1997